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                                                                    EXHIBIT 3.56

                                    ARTICLES

                                       OF

                                  INCORPORATION

                  In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A. D. 1933, P. L. 364, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:

                  1. The name of the corporation is HAVEN CREST, INC.

                  2. The location and post office address of its initial registered office in this Commonwealth is:


      1277 Country Club Road        Monongahela           Washington
      ----------------------        -----------           ----------
              Number                   City                County


                  3. The purpose or purposes of the corporation are:

                  To purchase land and buildings and to build and construct buildings and facilities for the purposes of establishing and operating a Home for the Aged and other sick and convalescing Persons for nursing, convalescent, retirement, and medial care and services for the above named patients. Rates, medical and nursing care and services will be in compliance with local, state and federal laws and regulations.

                  4. The term of its existence is Perpetual.

                  5. The aggregate number of shares which the corporation shall have authority to issue is:

                  4,000 Shares of the Common Voting Stock, Par Value 5.00

                  40,000 Shares of the Class A Common Stock, Par Value 5.00

                  "which shall, except or otherwise required by law be without voting rights."

                  6. The names and addresses of each of the first directors are:

          NAME                                           ADDRESS
                                           (Including street and number, if any)

       Armand Caputo                          379 Pearl St., Brownsville, PA
    Dr. Michael Vaccaro                        Third Street, Monongahela, PA
    Dr. A.M. Hofstetter                       206 Ridge Ave., Belle Vernon, PA


                  7. The names and address of each of the incorporators and the number and class of shares subscribed by each are:



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
                                              ADDRESS                             NUMBER AND CLASS
        NAME                   (INCLUDING STREET AND NUMBER, IF ANY)                  OF SHARES
   Armand Caputo                   379 Pearl St., Brownsville, PA                1334 Common Voting
Dr. Michael Vaccaro                Third Street, Monongahela, PA                 1333 Common Voting
Dr. A.M. Hofstetter               206 Ridge Ave., Belle Vernon, PA               1333 Common Voting


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